Exhibit 99.1

MaxCyte Reports Third Quarter 2024 Financial Results and Updates Full Year 2024 Guidance

ROCKVILLE, MD, November 6, 2024 — MaxCyte, Inc. (NASDAQ: MXCT; LSE: MXCT), a leading, cell-engineering focused company providing enabling platform technologies to advance the discovery, development, and commercialization of next-generation cell therapeutics, today announced its financial results for the third quarter ended September 30, 2024, and updated its 2024 guidance.

Third Quarter and Recent Highlights

●	Total revenue of $8.2 million in the third quarter of 2024, an increase of 2% over the third quarter of 2023.
●	Core business revenue of $8.1 million in the third quarter of 2024, an increase of 23% over the third quarter of 2023.
●	No material Strategic Platform License (SPL) Program-related revenue was recorded in the third quarter of 2024, consistent with the Company’s expectations which reflected $6.0 million in SPL program-related revenue received during the first two quarters of 2024.
●	Six new SPL clients signed year-to-date. Kamau Therapeutics signed in September, Legend Biotech signed in May, Be Biopharma signed in March, and Wugen, Imugene, and Lion TCR signed in January. The total number of SPL partners now stands at 29.
●	Total cash, cash equivalents and investments were $196.6 million as of September 30, 2024.

“I am pleased with MaxCyte’s financial performance in the third quarter, and confident in our outlook for the remainder of 2024. We believe our strong core revenue growth and increasing demand for our platform was driven by exceptional commercial execution, and the value proposition that MaxCyte holds within the cell therapy industry. Coming out of a difficult 2023, this year we have consistently delivered with three strong quarters of core revenue, along with disciplined operational execution allowing us to maintain our healthy cash balance sheet,” said Maher Masoud, President and CEO at MaxCyte.

“So far in 2024, we have signed 6 new SPLs, which represents a record number of new SPL clients in a single year for MaxCyte. Our most recently signed SPL, Kamau Therapeutics, brings our total number of SPLs to 29. We are very excited by our customers’ progress on their programs and remain focused on providing them with the best support possible in their development efforts. As we expand our technology to more customers and programs, the ExPERT Platform supports a growing number of technologies requiring multiple edits and steps, as well as therapies in a range of new indications.”

In addition to growing revenue, MaxCyte continues to prioritize its investments towards those that it believes will provide the best return on investment and long-term growth. The Company is also continuously evaluating and executing on opportunities to reduce its cost structure and improve operational focus and efficiency. As part of these efforts, the Company is considering the costs and benefits of maintaining dual listings on AIM and Nasdaq. A potential cancellation of the admission of its common stock from trading on AIM would allow the Company to concentrate its efforts exclusively on the NASDAQ exchange, where the vast majority of its trading volume now occurs. Concentrating trading on a single exchange is expected to improve liquidity and reduce the administrative costs associated with maintaining dual listings. The Board is contemplating requesting shareholder approval to implement this strategy at the 2025 Annual Meeting of Shareholders, although no decision has been taken by the Board at this time in respect of any such cancellation from admission to trading on AIM. The Company anticipates that the 2025 Annual Meeting will be held between May and July 2025, subject to the filing of a proxy statement with the Securities and Exchange Commission.

The following table provides details regarding the sources of the Company’s revenue for the periods presented.

	Three Months Ended
	September 30, (Unaudited)
	2024	2023	%
(in thousands, except percentages)
Cell therapy	$6,511	$4,700	39%
Drug discovery	1,629	1,900	(14%)
Program-related	24	1,404	(98%)
Total revenue	$8,164	$8,004	2%

	Three Months Ended
	September 30 (Unaudited)
	2024	2023	%
(in thousands, except percentages)
Instrument	$1,764	$1,672	6%
PAs	3,432	2,226	54%
Lease	2,528	2,444	3%
Other	416	258	61%
Total Core Revenue	$8,140	$6,600	23%

In addition to revenue, management regularly reviews key business metrics to evaluate the business, measure performance, identify trends affecting the business, formulate financial projections and make strategic decisions. As of the dates presented, some key metrics were as follows:

	Three Months Ended September 30,
	2024	2023
Installed base of instruments (sold or leased)	739	664
Core Revenue Generated by SPL Clients as a % of Core Revenue	53%	45%

Third Quarter 2024 Financial Results

Total revenue for the third quarter of 2024 was $8.2 million, compared to $8.0 million in the third quarter of 2023, representing growth of 2%.

Core business revenue (sales and leases of instrument and disposables to cell therapy and drug discovery customers, excluding SPL Program-related revenue) for the third quarter of 2024 was $8.1 million, compared to $6.6 million in the third quarter of 2023, representing an increase of 23%.

Cell therapy revenue for the third quarter of 2024 was $6.5 million, compared to $4.7 million in the third quarter of 2023, representing an increase of 39%. Drug discovery revenue for the third quarter of 2024 was $1.6 million, compared to $1.9 million in the third quarter of 2023, representing a decline of 14%.

SPL Program-related revenue was immaterial in the third quarter of 2024, as compared to $1.4 million in the third quarter of 2023, representing a decrease of 98% over the third quarter of 2023.

Gross profit for the third quarter of 2024 was $6.2 million, compared to $7.2 million in the third quarter of 2023.

Gross margin for the third quarter of 2024 was 76%, compared to gross margin of 90% in the third quarter of 2023. Non-GAAP adjusted gross margin was 85% when excluding SPL program related revenue and reserves for excess and obsolete inventory, compared to non-GAAP adjusted gross margin of 88% in the third quarter of 2023.

Operating expenses for the third quarter of 2024 were $20.3 million, compared to operating expenses of $21.2 million in the third quarter of 2023.

Third quarter 2024 net loss was $11.6 million compared to net loss of $11.3 million for the same period in 2023. EBITDA, a non-GAAP measure, was a loss of $13.0 million for the third quarter of 2024, compared to a loss of $12.9 million for the third quarter of 2023; stock-based compensation expense was $3.4 million in the third quarter of 2024 compared to $3.6 million in the third quarter of 2023.

2024 Revenue Guidance

MaxCyte increases 2024 revenue guidance for core business revenue and affirms SPL Program-related revenue guidance.

MaxCyte now expects full year 2024 core business revenue of at least 5% growth compared to 2023. SPL Program-related revenue is expected to be approximately $6 million. The outlook for the full year does not include SPL Program-related revenue from Vertex/CRISPR’s CASGEVYTM.

MaxCyte now expects to end 2024 with approximately $185 million in total cash, cash equivalents and investments.

Webcast and Conference Call Details

MaxCyte will host a conference call today, November 6, 2024, at 4:30 p.m. Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the “Events” section of the MaxCyte website at https://investors.maxcyte.com/.

About MaxCyte

At MaxCyte, we pursue cell engineering excellence to maximize the potential of cells to improve patients’ lives. We have spent more than 20 years honing our expertise by building best-in-class platforms, perfecting the art of the transfection workflow, and venturing beyond today’s processes to innovate tomorrow’s solutions. Our ExPERT™ platform, which is based on our Flow Electroporation® technology, has been designed to support the rapidly expanding cell therapy market and can be utilized across the continuum of the high-growth cell therapy sector, from discovery and development through commercialization of next-generation, cell-based medicines. The ExPERT family of products includes: four instruments, the ATx™, STx™, GTx™ and VLx ™; a portfolio of proprietary related processing assemblies or disposables; and software protocols, all supported by a robust worldwide intellectual property portfolio. By providing our partners with the right technology platform, as well as scientific, technical and regulatory support, we aim to guide them on their journey to transform human health. Learn more at maxcyte.com and follow us on X and LinkedIn.

Non-GAAP Financial Measures

This press release contains EBITDA, which is a non-GAAP measure defined as earnings before interest income and expense, taxes, depreciation and amortization. MaxCyte believes that EBITDA provides useful information to management and investors relating to its results of operations. The company’s management uses this non-GAAP measure to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

This press release also contains Non-GAAP Gross Margin, which we define as Gross Margin when excluding SPL program related revenue and reserves for excess and obsolete inventory.  The Company believes that the use of Non-GAAP Gross Margin provides an additional tool to investors because it provides consistency and comparability with past financial performance, as Non-GAAP Gross Margin excludes non-core revenues and inventory reserves, which can vary significantly between periods and thus affect comparability.

Management does not consider these Non-GAAP financial measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these Non-GAAP financial measures is that they exclude significant revenues and expenses that are required by GAAP to be recorded in the Company’s financial statements. In order to compensate for these limitations, management presents these Non-GAAP financial measures along with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of net loss, the most comparable GAAP financial measure, to EBITDA, and Gross Margin, the most comparable GAAP financial measure, to Non-GAAP Gross Margin, are included at the end of this release. MaxCyte urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.  These statements about us and our industry involve substantial known and unknown risks, uncertainties, and assumptions that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements.  Forward-looking statements include, but are not limited to, statements about the Company’s projected full-year total revenue, core revenue, and SPL program revenue and statements about possible or future results of operations or financial position. In some cases, you can identify forward-looking statements because they contain words such as "may," “might,” "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," “expect,” "estimate," “seek,” "predict," “future,” "project," "potential," "continue," “contemplate,” "target,” the negative of these words and similar words or expressions.  These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. The forward-looking statements contained in this press release, include, without limitation, statements concerning the following:  our expected future growth and success of our business model; the size and growth potential of the markets for our products, and our ability to serve those markets, increase our market share, and achieve and maintain industry leadership; our ability to expand our customer base and enter into additional SPL partnerships; our expectation that our partners will have access to capital markets to develop and commercialize their cell therapy programs; our financial performance and capital requirements; the amount and adequacy of our cash resources; and our plans with respect to potential cancellation of the admission of our common stock from trading on the AIM exchange.

These and other risks and uncertainties are described in greater detail in Item 1A , entitled "Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on or about March 12, 2024, as well as in discussions of potential risks, uncertainties, and other important factors in the other filings that we make with the Securities and Exchange Commission from time to time. These documents are available through the Investor Menu, Financials section, under “SEC Filings” on the Investors page of our website at http://investors.maxcyte.com. Any forward-looking statements in this press release are based on our current beliefs and opinions on the relevant subject based on information available to us as of the date of such press release, and you should not rely on forward-looking statements as predictions of future events.

We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

MaxCyte Contacts:

US IR Adviser

Gilmartin Group

David Deuchler, CFA

+1 415-937-5400

ir@maxcyte.com

US Media Relations

Spectrum Science

Jordan Vines

+1 540-629-3137

jvines@spectrumscience.com

Nominated Adviser and Joint Corporate Broker

Panmure Liberum

Emma Earl / Freddy Crossley

Corporate Broking

Rupert Dearden

+44 (0)20 7886 2500

UK IR Adviser

ICR Healthcare

Mary-Jane Elliott

Chris Welsh

+44 (0)203 709 5700

maxcyte@icrhealthcare.com

MaxCyte, Inc.

Unaudited Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	As of
	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$36,958	$46,506
Short-term investments, at amortized cost	116,874	121,782
Accounts receivable, net	4,560	5,778
Inventory	10,393	12,229
Prepaid expenses and other current assets	4,124	3,899
Total current assets	172,909	190,194

Investments, non-current, at amortized cost	42,797	42,938
Property and equipment, net	20,967	23,513
Right-of-use asset - operating leases	10,888	11,241
Other assets	1,051	388
Total assets	$248,612	$268,274

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,865	$743
Accrued expenses and other	8,196	11,269
Operating lease liability, current	907	774
Deferred revenue, current portion	6,653	5,069
Total current liabilities	17,621	17,855

Operating lease liability, net of current portion	17,412	17,969
Other liabilities	277	283
Total liabilities	35,310	36,107

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value; 5,000,000 shares authorized and no shares issued and outstanding at September 30, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 105,300,380 and 103,961,670 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	1,053	1,040
Additional paid-in capital	418,505	406,925
Accumulated deficit	(206,256)	(175,798)
Total stockholders’ equity	213,302	232,167
Total liabilities and stockholders’ equity	$248,612	$268,274

MaxCyte, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$8,164	$8,004	$29,934	$25,623
Cost of goods sold	1,928	793	4,819	3,169
Gross profit	6,236	7,211	25,115	22,454

Operating expenses:
Research and development	5,316	6,264	17,613	17,975
Sales and marketing	6,207	7,046	20,188	19,778
General and administrative	7,745	6,820	22,487	21,982
Depreciation and amortization	1,021	1,033	3,123	2,922
Total operating expenses	20,289	21,163	63,411	62,657
Operating loss	(14,053)	(13,952)	(38,296)	(40,203)

Other income:
Interest income	2,496	2,701	7,838	7,558
Total other income	2,496	2,701	7,838	7,558
Net loss	$(11,557)	$(11,251)	$(30,458)	$(32,645)
Basic and diluted net loss per share	$(0.11)	$(0.11)	$(0.29)	$(0.32)
Weighted average shares outstanding, basic and diluted	105,109,603	103,449,715	104,614,679	103,121,997

MaxCyte, Inc.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Nine months ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(30,458)	$(32,645)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,258	3,069
Non-cash lease expense	353	286
Net book value of consigned equipment sold	35	80
Loss on disposal of fixed assets	462	2
Stock-based compensation	9,949	10,405
Credit loss (recovery) expense	(130)	221
Change in excess/obsolete inventory reserve	834	—
Amortization of discounts on investments	(5,052)	(5,123)

Changes in operating assets and liabilities:
Accounts receivable	1,348	3,571
Accounts receivable - TIA	—	1,912
Inventory	835	(4,088)
Prepaid expense and other current assets	(225)	(924)
Other assets	(732)	190
Accounts payable, accrued expenses and other	(1,420)	1,520
Operating lease liability	(424)	(13)
Deferred revenue	1,584	(1,127)
Other liabilities	(6)	(3)
Net cash used in operating activities	(19,789)	(22,667)

Cash flows from investing activities:
Purchases of investments	(118,339)	(185,621)
Maturities of investments	128,440	247,520
Purchases of property and equipment	(1,504)	(2,785)
Proceeds from sale of equipment	—	9
Net cash provided by investing activities	8,597	59,123

Cash flows from financing activities:
Proceeds from exercise of stock options	1,379	1,650
Proceeds from issuance of common stock under employee stock purchase plan	265	—
Net cash provided by financing activities	1,644	1,650
Net (decrease) increase in cash and cash equivalents	(9,548)	38,106
Cash and cash equivalents, beginning of period	46,506	11,064
Cash and cash equivalents, end of period	$36,958	$49,170

Unaudited Reconciliation of Net Loss to EBITDA

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net loss	$(11,557)	$(11,251)	$(30,458)	$(32,645)
Depreciation and amortization expense	1,066	1,081	3,258	3,069
Interest income	(2,496)	(2,701)	(7,838)	(7,558)
Income taxes	—	—	—	—
EBITDA	$(12,987)	$(12,871)	$(35,038)	$(37,134)

Unaudited Reconciliation of Gross Margin to Non-GAAP Adjusted Gross Margin

(in thousands, except for percentages)

	Three months ended September 30, 2024			Three months ended September 30, 2023
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue	$8,164	$(24)	$8,140	$8,004	$(1,404)	$6,600
Cost of Goods Sold	1,928	(697)	1,231	793	—	793
Gross Margin	$6,236	$673	$6,909	$7,211	$(1,404)	$5,807
Gross Margin %	76%		85%	90%		88%